UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Barnes & Noble, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION
122 Fifth Avenue
New York, New York 10011

October ___, 2010

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders of Barnes & Noble, Inc. The Special Meeting will be held at                          , on November 17, 2010 at                          .

Information about the Special Meeting and the matter on which the stockholders will act is included in the Notice of Special Meeting of Stockholders and Proxy Statement which follow. Also included are a proxy card and postage-paid return envelope. Proxy cards are being solicited on behalf of the Board of Directors of the Company.

You are urged to read the Proxy Statement carefully and, whether or not you plan to attend the Special Meeting, to promptly submit a proxy: (a) by telephone or the Internet following the easy instructions on the enclosed proxy card or (b) by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on November 17, 2010: The Proxy Statement is available online at www.                         .com.

Your vote is extremely important no matter how many shares you own. If you have any questions or require any assistance with voting your shares, please contact Barnes & Noble’s proxy solicitor:

Innisfree M&A Incorporated
Stockholders May Call Toll-Free: (877) 456-3422.
Banks and Brokers May Call Collect: (212) 750-5833.

Sincerely,

EUGENE V. DEFELICE
Vice President, General Counsel and Corporate Secretary

122 Fifth Avenue
New York, New York 10011

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 17, 2010

A Special Meeting of Stockholders of Barnes & Noble, Inc. (the “Company”) will be held at                          , on November 17, 2010 at                          for the following purpose:

1.
To consider and ratify the adoption by the Board of Directors of the Rights Agreement, dated as of November 17, 2009, as amended February 17, 2010 and June 23, 2010, between the Company and Mellon Investor Services LLC (as amended from time to time, the “Rights Agreement”).

Only holders of record of Common Stock of the Company as of the close of business on October 21, 2010 are entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof.

Sincerely,

EUGENE V. DEFELICE
Vice President, General Counsel and Corporate Secretary
New York, New York
October ___, 2010

You are urged to read the Proxy Statement carefully and, whether or not you plan to attend the Special Meeting, to promptly submit a proxy: (a) by telephone or the Internet following the easy instructions on the enclosed proxy card or (b) by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

BARNES & NOBLE, INC.
122 Fifth Avenue
New York, New York 10011

PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 17, 2010

This Proxy Statement and enclosed white proxy card are being furnished commencing on or about October ___, 2010 in connection with the solicitation by the Board of Directors (the “Board”) of Barnes & Noble, Inc., a Delaware corporation (the “Company”), of proxies for use at its special meeting of stockholders to be held on November 17, 2010 and any adjournment or postponement thereof (the “Special Meeting”) for the purpose set forth in the accompanying Notice of Special Meeting of Stockholders.

The Board recommends that you vote FOR the resolution ratifying the adoption of the Rights Agreement.

ABOUT THE SPECIAL MEETING

What is the purpose of the Special Meeting?

The purpose of the Special Meeting is to seek stockholder ratification of the adoption by the Board of the Rights Agreement, dated as of November 17, 2009, as amended February 17, 2010 and June 23, 2010, between the Company and Mellon Investor Services LLC (as amended from time to time, the “Rights Agreement”).

Why was the Rights Agreement adopted by the Board?

In response to the rapid accumulation of a significant portion of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), by Yucaipa American Alliance Fund II, L.P. and Yucaipa American Alliance (Parallel) Fund II, L.P., investment funds led by Mr. Ronald Burkle (together, the “Yucaipa Funds”; Mr. Burkle, the Yucaipa Funds, their affiliates and other related parties, collectively, “Yucaipa”), the Board, after careful consideration and consultation with its financial and legal advisors, unanimously determined that it was in the best interests of the Company and its stockholders to adopt a stockholder rights plan, and authorized the execution of the Rights Agreement in order to prevent Yucaipa, either alone or in concert with others, from obtaining control of the Company without paying stockholders an appropriate premium for their shares. The Rights Agreement does not prevent change of control transactions, but, rather, encourages potential acquirors of control of the Company to approach the Board and enables the Board to negotiate a transaction that is in the best interests of the Company and all of its stockholders.

Please see “Matter to be Acted On—Background of the Rights Agreement” for a description of the reasons the Board considered in connection with the adoption of the Rights Agreement.

What is the Board’s recommendation?

The Board recommends that you vote FOR the resolution ratifying the adoption of the Rights Agreement.

Who is entitled to vote at the Special Meeting?

Only holders of record of the Company’s Common Stock as of the close of business on October 21, 2010 are entitled to notice of and to vote at the Special Meeting. As of the record date, ______________ shares of Common Stock were outstanding, which number includes _____________ shares of unvested restricted stock that have voting rights and that are held by members of the Board and the Company’s employees. Each share of Common Stock entitles the record holder thereof to one vote on each matter brought before the Special Meeting.

I am a registered holder of Common Stock. How can I vote my shares?

If you are a registered holder of Common Stock (including unvested restricted stock), you may vote your shares either by voting by proxy in advance of the Special Meeting or by voting in person at the Special Meeting. By submitting a proxy, you are legally authorizing another person to vote your shares on your behalf. We urge you to vote FOR the resolution ratifying the adoption of the Rights Agreement by promptly submitting a proxy by telephone or the Internet or by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you submit your executed proxy card, but you do not indicate how your shares are to be voted, then your shares will be voted in accordance with the Board’s recommendation set forth in this Proxy Statement. In addition, if any matter is properly brought before the Special Meeting, then the individuals listed on the proxy card will have the authority to vote your shares on such other matter in accordance with their discretion and judgment.  Because this is a Special Meeting, no matter other than the vote on the Rights Agreement may properly be brought before the Special Meeting, other than matters relating to the conduct of the Special Meeting.

Whether or not you plan to attend the Special Meeting, we urge you to promptly submit a proxy: (a) by telephone or the Internet following the easy instructions on the enclosed proxy card or (b) by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you later decide to attend the Special Meeting and vote in person, that vote will automatically revoke any previously submitted proxy.

I hold my shares in “street name”. How can I vote my shares?

If you hold your shares in “street name”, i.e., through a bank, broker or other holder of record (a “custodian”), your custodian is required to vote your shares on your behalf in accordance with your instructions. If you do not give instructions to your custodian, your custodian will not be permitted to vote your shares. Accordingly, we urge you to promptly give instructions to your custodian to vote FOR the resolution ratifying the adoption of the Rights Agreement by using the voting instruction card provided to you by your custodian. Please note that if you intend to vote your street name shares in person at the Special Meeting, you must provide a “legal proxy” from your custodian at the Special Meeting.

What constitutes a quorum?

A quorum is necessary to hold a valid meeting of stockholders. The presence in person or by proxy at the Special Meeting of a majority of the outstanding shares of Common Stock outstanding as of October 21, 2010 will constitute a quorum.  Abstentions and any “broker non-votes” will be included in determining whether a quorum is present.  A “broker non-vote” occurs when a custodian does not vote on a particular proposal because it has not received voting instructions from the applicable beneficial owner and does not have discretionary voting power on the matter in question.

What vote is required to approve the Rights Agreement proposal?

Approval of the resolution ratifying the adoption of the Rights Agreement requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions and any “broker non-votes” will not be included in the vote totals and, as such, will have no effect on the outcome of this proposal.

Can I change my vote after I return my proxy card?

Yes. Your proxy is revocable. The procedure you must follow to revoke your proxy depends on how you hold your shares.

If you are a registered holder of Common Stock, you may revoke a previously submitted proxy by submitting another valid proxy (whether by telephone, the Internet or mail) or by providing a signed letter of revocation to the Secretary of the Company before the closing of the polls at the Special Meeting. Only the latest-dated validly executed proxy will count. You also may revoke any previously submitted proxy by attending the Special Meeting and voting your shares in person. Note that simply attending the Special Meeting without taking one of the above actions will not revoke your proxy.

If you hold shares in street name, in general, you may revoke a previously submitted voting instruction by submitting to your custodian another valid voting instruction (whether by telephone, the Internet or mail) or a signed letter of revocation. Please contact your custodian for detailed instructions on how to revoke your voting instruction and the applicable deadlines.

Can I attend the Special Meeting?

        Attendance at the Special Meeting or any adjournment or postponement thereof will be limited to stockholders of the Company and guests of the Company.  If you are a stockholder of record, your name will be verified against the list of stockholders of record prior to your admittance to the Special Meeting or any adjournment or postponement thereof. Please be prepared to present photo identification for admission. If you hold your shares in street name or through the Company’s 401(k) Plan, you will need to provide proof of beneficial ownership, such as a brokerage account statement, a copy of a voting instruction form provided by your custodian with respect to the Special Meeting or other similar evidence of ownership, as well as photo identification, in order to be admitted to the Special Meeting. Please note that if you hold your shares in street name and intend to vote in person at the Special Meeting, you must also provide a “legal proxy” obtained from your custodian. Note that 401(k) Plan participants will not be able to vote their 401(k) Plan shares in person at the Special Meeting.

How are proxies being solicited?

Proxies are being solicited through the mail. Additionally, solicitations may be made personally, by telephone, fax, email or other electronic means. Proxies may also be solicited by means of press releases and other public statements.

Who pays for the preparation of this Proxy Statement?

The Company will pay all solicitation expenses in connection with this Proxy Statement and related proxy soliciting material of the Board, including the expense of preparing, printing, assembling and mailing this Proxy Statement and any other material used in the Board’s solicitation of proxies. In addition, the Company has retained Innisfree M&A Incorporated (“Innisfree”) to assist with the solicitation of proxies for a fee not to exceed $300,000, plus reimbursement for out-of-pocket expenses. The Company has agreed to indemnify Innisfree against certain liabilities relating to or arising out of their engagement.

The Company will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons and obtain their voting instructions. The Company will reimburse such persons for their expenses in connection with the foregoing activities.

May I propose actions for consideration at next year’s annual meeting of stockholders?

Yes. Proposals of stockholders intended to be included in the Company’s proxy materials for the annual meeting of stockholders to be held in 2011 must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and be received by the Company’s Corporate Secretary, at Barnes & Noble, Inc., 122 Fifth Avenue, New York, New York 10011, no later than April 27, 2011.

In addition, if a stockholder wishes to make a proposal at the annual meeting of stockholders to be held in 2011 (other than a proposal to be included in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act), the Company’s Bylaws provide that, in order for a stockholder to propose business for consideration at such meeting, such stockholder must deliver written notice to the Corporate Secretary of the Company not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days’ notice or prior public disclosure of the date of the meeting is given to stockholders, notice by the stockholder must be given not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such notice must contain the proposing stockholder’s record name and address, and the class and number of shares of the Company which are beneficially owned by such stockholder. Such notice must also contain: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (b) any material interest of the proposing stockholder in such business. Similar notice must be given with respect to any stockholder nominees for director. Accordingly, the business of the annual meeting of stockholders to be held in 2011 shall not include voting on any stockholder nominee or proposal if proper notice as to such nominee or proposal is not properly delivered to the Company in accordance with the Company’s Bylaws.

Who can I contact if I have questions about voting my shares?

If you have any questions or require any assistance with voting your shares, please contact Barnes & Noble’s proxy solicitor, Innisfree M&A Incorporated, toll-free at (877) 456-3422.  Banks and brokers may call collect at (212) 750-5833.

Your vote is very important no matter how many shares you own. You are urged to read this Proxy Statement carefully and, whether or not you plan to attend the Special Meeting, to promptly submit a proxy: (a) by telephone or the Internet following the easy instructions on the enclosed proxy card or (b) by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. A prompt response will be greatly appreciated.

The delivery of this Proxy Statement after the date of this Proxy Statement shall, under no circumstances, create any implication that there has been no change in the affairs of the Company since the date of this Proxy Statement. Other than the Company and the Company’s proxy solicitor, no person has been authorized by the Board to give you any information or to make any representations in connection with the solicitation of proxies by the Board, and if any such information is given or any such representations are made, they must not be relied upon as having been authorized by the Board.

MATTER TO BE ACTED ON

Approval of Rights Agreement Resolution

Stockholders will be asked at the Special Meeting to consider and pass a resolution (the “Rights Agreement Resolution”) to ratify the adoption by the Board of the Rights Agreement. Approval of the Rights Agreement Resolution requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions and any “broker non-votes” will not be included in the vote totals and, as such, will have no effect on the outcome of this proposal.

The Board recommends that you vote FOR the resolution ratifying the adoption of the Rights Agreement.

Background of the Rights Agreement

In November 2008, Mr. Ronald Burkle of Yucaipa informed Mr. Leonard Riggio, founder and Chairman of the Board of the Company, that Yucaipa was considering investing in the Company. Shortly thereafter, Yucaipa began purchasing shares of the Company’s Common Stock and, as disclosed in the Statement of Beneficial Ownership on Schedule 13D filed by Yucaipa with the Securities and Exchange Commission (the “SEC”) on January 2, 2009 (the “Yucaipa Schedule 13D”), over the following two months it acquired approximately 8% of the outstanding shares of the Company’s Common Stock.

On November 13, 2009, Yucaipa filed with the SEC an amendment to the Yucaipa Schedule 13D disclosing that, over the previous four days, its ownership of the Company’s Common Stock had nearly doubled. The filing disclosed that since October 19, 2009, Yucaipa had increased its ownership of the Company’s Common Stock from approximately 8% to 16.8% of the outstanding shares. The filing also disclosed that Yucaipa reserved the right to propose or pursue a variety of transactions involving the Company, including a merger, reorganization or liquidation, or the sale or transfer of a material amount of the Company’s assets.

That same day, Yucaipa notified the Company that Yucaipa had requested clearance pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, for each Yucaipa Fund to purchase up to $651.7 million of the Company’s Common Stock. Based on the closing price of the Company’s Common Stock on November 13, 2009, a $651.7 million stock purchase by each Yucaipa Fund would have given Yucaipa control over a majority of the Company’s Common Stock.

On November 17, 2009, Yucaipa filed with the SEC an additional amendment to the Yucaipa Schedule 13D, disclosing that Yucaipa had further increased its ownership of the Company’s Common Stock to 17.8% of the outstanding shares.

That same day, the Board met to discuss how to respond to Yucaipa’s rapid accumulation of the Company’s Common Stock over the previous week. At the meeting, the Board met with members of senior management, as well as the Company’s outside legal and financial advisors. After discussion, the Board unanimously determined to adopt the Rights Agreement, which contains a 20% ownership trigger that also prevents, subject to certain limited exceptions, Mr. Riggio and certain other existing stockholders from acquiring any additional shares of the Company’s Common Stock.

On January 28, 2010, Mr. Burkle sent a letter to the Board requesting an exception to the Rights Agreement to allow Yucaipa to increase its ownership stake in the Company. Mr. Burkle requested that Yucaipa be allowed to acquire up to 37% of the Company’s Common Stock.

On February 1, 2010, Yucaipa filed with the SEC an additional amendment to the Yucaipa Schedule 13D, disclosing that it had further increased its ownership of the Company’s Common Stock to 18.7% of the outstanding shares.

On February 16, 2010, the Board met with members of senior management and the Company’s outside financial and legal advisors to consider Mr. Burkle’s January 28th letter. After discussion, the Board unanimously determined to reject Yucaipa’s request that the Rights Agreement be amended to permit Yucaipa to acquire a larger ownership stake in the Company. The Board also unanimously adopted a technical amendment to the Rights Agreement to clarify the restrictions on certain specified persons, including Mr. Riggio and his family, from acquiring shares of the Company’s Common Stock above the amount owned by such persons at the time the Rights Agreement was adopted.

On May 5, 2010, Yucaipa filed a lawsuit against the Company and the Board in the Delaware Court of Chancery, alleging that the Directors breached their fiduciary duties in adopting and maintaining the Rights Agreement and by failing to amend the Rights Agreement as requested by Yucaipa.

On May 6, 2010, Yucaipa filed with the SEC an additional amendment to the Yucaipa Schedule 13D, disclosing that it had further increased its ownership of the Company’s Common Stock to 19.62% of the outstanding shares.

On June 23, 2010, the Board met with members of senior management and the Company’s outside financial and legal advisors to consider an amendment to the Rights Agreement that would modify the beneficial ownership definition to delete a portion of that definition relating to certain agreements, arrangements or understandings regarding cooperation among stockholders of the Company to obtain, change or influence control of the Company. After discussion, the Board unanimously adopted the amendment to the Rights Agreement.

On July 8, 2010 through July 13, 2010, a trial on the merits of Yucaipa’s lawsuit was held in the Delaware Court of Chancery.  Post-trial arguments in the case were held on July 22, 2010.

On August 3, 2010, the Company announced the Board’s intention to evaluate strategic alternatives, including a possible sale of the Company, and that the process of evaluating strategic alternatives would be overseen by a Special Committee of the Board comprised of four independent Directors.  The Special Committee is currently actively engaged in the process of considering a possible sale of the Company and other strategic alternatives.

On August 12, 2010, the Delaware Court of Chancery ruled against Yucaipa on each of its claims. In so doing, the Delaware Court of Chancery found that the Board had acted reasonably in adopting the Rights Agreement in relation to the threat posed by Yucaipa.

On August 24, 2010, Yucaipa filed with the SEC a definitive proxy statement with respect to the 2010 Annual Meeting of Stockholders of the Company (the “2010 Annual Meeting”). Yucaipa disclosed in its definitive proxy statement its intention to solicit proxies in favor of the election to the Board at the 2010 Annual Meeting of three individuals proposed by Yucaipa and to present a non-binding proposal to amend the Rights Agreement to increase the ownership threshold from 20% to 30%.

On August 25, 2010, the Company filed with the SEC a definitive proxy statement with respect to the 2010 Annual Meeting. The Board nominated Mr. Riggio, Mr. David Golden and Dr. David Wilson as Director nominees and recommended that stockholders vote against Yucaipa’s proposal to amend the Rights Agreement.

On September 2, 2010, Yucaipa filed with the Delaware Supreme Court a notice of appeal from the Delaware Court of Chancery’s August 12th decision.

On September 28, 2010, a majority of the Company’s stockholders voting at the 2010 Annual Meeting voted in favor of the entire slate nominated by the Board and against the slate nominated by Yucaipa, resulting in the reelection of Mr. Riggio and the election of Mr. Golden and Dr. Wilson to the Board.  The Company’s stockholders also rejected Yucaipa’s proposal to amend the Rights Agreement.

Purpose of the Rights Agreement

The Board adopted the Rights Agreement in response to the rapid accumulation of a significant portion of the Company’s outstanding Common Stock. The Rights Agreement is intended to protect the Company and its stockholders from efforts to obtain control of the Company that are inconsistent with the best interests of the Company and its stockholders.

Description of the Rights Agreement

The following summary of the Rights Agreement is a general description only and is qualified in its entirety by the full text of the Rights Agreement, a copy of which has been filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the SEC on November 18, 2009, the First Amendment to the Rights Agreement, a copy of which has been filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the SEC on February 17, 2010, and the Second Amendment to the Rights Agreement, a copy of which has been filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the SEC on June 23, 2010.

The Board declared a dividend, payable to stockholders of record on November 27, 2009 (the “Record Date”), of one right (a “Right”) per each share of outstanding Common Stock, to purchase 1/1,000th of a share of Series I Preferred Stock, par value $0.001 per share, of the Company (the “Preferred Stock”), at a price of $100.00 per share (such amount, as may be adjusted from time to time as provided in the Rights Agreement, the “Purchase Price”). In connection therewith, on November 17, 2009, the Company entered into the Rights Agreement with Mellon Investor Services LLC, as Rights Agent (the “Rights Agent”).

Effectiveness.  The Rights Agreement became effective on November 17, 2009 (the “Effective Date”). Rights were issued in respect of all outstanding shares of Common Stock on the Record Date, and Rights will be issued in respect of all shares of Common Stock issued after the Record Date and, subject to the next sentence, prior to the earliest of the Distribution Date (as defined below), the redemption of the Rights or the Expiration Date (as defined below). Rights may be distributed with respect to shares of Common Stock issued after the Distribution Date only in certain limited circumstances as described in the Rights Agreement (such as the issuance of Common Stock pursuant to stock options, employee compensation or benefit plans and convertible securities).

Term.  The Rights will expire on November 17, 2012 (the “Expiration Date”), unless earlier redeemed or canceled by the Company as provided below.

Exercisability.  Initially, the Rights will not be exercisable. The Rights will become exercisable upon the earlier of the following dates (such date, the “Distribution Date”):

●
such date the Company learns that a person or group (including any affiliates or associate of such person or group) has acquired, or obtained the right to acquire, beneficial ownership (as defined below) of more than 20% of the outstanding Common Stock of the Company (or, in the case of any person with beneficial ownership of more than 20% at the time the Rights Agreement was entered into (any such person, an “Excluded Person”), any additional Common Stock is acquired by such person (except upon exercise of certain stock options or vesting of restricted shares)) (any person or group specified in this bullet point, an “Acquiring Person”); and

●
such date, if any, as may be designated by the Board following the commencement of, or first public disclosure of an intention to commence, a tender or exchange offer for outstanding Common Stock which could result in a person or group becoming the beneficial owner of more than 20% of the outstanding Common Stock of the Company.

A person will be deemed to have “beneficial ownership” of any securities (i) which such person (or any of such person’s affiliates or associates) is deemed to “beneficially own” within the meaning of Rule 13d-3 under the Exchange Act; (ii) which such person (or any of such person’s affiliates or associates) has, directly or indirectly, the right to acquire pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise, or the right to vote or dispose of, subject, in each case, to certain exceptions, including pursuant to a revocable proxy given to such person in response to a public proxy or consent solicitation; (iii) which are beneficially owned, directly or indirectly, by any other person (or an affiliate or associate thereof) with which such person (or any of such person’s affiliates or associates) has any agreement, arrangement or understanding (written or oral) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described above) or disposing of any voting securities of the Company; or (iv) which are the subject of, or the reference securities for, or that underlie, certain derivative interests of such person (or any of such person’s affiliates or associates).

An Excluded Person is permitted to transfer all or any portion of its Common Stock to immediate family members and certain related trusts, executors or trustees without the recipient being deemed an Acquiring Person. The recipient of the Common Stock, however, is subject to a number of requirements with respect to the Common Stock received:

●
If the recipient receives more than 20% of the outstanding Common Stock, then (i) within 90 days, the recipient must reduce its beneficial ownership to an amount equal to or less than the amount received, (ii) until sold, the recipient must vote all shares of Common Stock in excess of those received pro rata to all other shares of Common Stock voted and (iii) the recipient cannot acquire any additional Common Stock without Board approval (subject to exceptions for certain equity awards).

●
If the recipient receives 20% or less of the outstanding Common Stock and its resulting beneficial ownership exceeds 20%, then (i) within 90 days, the recipient must reduce its beneficial ownership to 20% or less, (ii) until sold, the recipient must vote all shares of Common Stock in excess of 20% pro rata to all other shares of Common Stock voted and (iii) the recipient cannot acquire any Common Stock that would cause its beneficial ownership to exceed 20% without Board approval (subject to exceptions for certain equity awards).

●
If the recipient receives 20% or less of the outstanding Common Stock and its resulting beneficial ownership is 20% or less, then the recipient is treated like any other less than 20% beneficial owner under the Rights Agreement.

Any Excluded Person that transfers more than 20% of the outstanding Common Stock to an immediate family member or a related trust, executor or trustee will no longer be considered an Excluded Person under the Rights Agreement.

Rights Certificates and Detachability.  Prior to the Distribution Date, the Rights will be represented by the certificates for shares of Common Stock, and the Rights will be transferable only with the related Common Stock certificates and will be automatically transferred with any transfer of the related Common Stock. After the Distribution Date, the Rights will “detach” from the Common Stock and will be separately transferable.

Terms of Preferred Stock.  The terms of the Preferred Stock issuable upon exercise of the Rights are designed so that each 1/1,000th of a share of Preferred Stock is entitled to participate in dividends and other distributions on an equivalent basis with one whole share of the Common Stock of the Company. In addition, the Preferred Stock has certain minimum dividend and liquidation rights. The terms of the Preferred Stock do not include the right to vote.

Dilution Adjustments.  The amount of Preferred Stock issuable upon exercise of the Rights is subject to adjustment by the Board in the event of any change in the Common Stock or Preferred Stock, whether by reason of stock dividends, stock splits, reclassifications, recapitalizations, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in capitalization, any distribution or issuance of assets, evidences of indebtedness or subscription rights, options or warrants to holders of Common Stock, Preferred Stock or otherwise.

The Flip-In Provision.  Subject to future amendment of the Rights Agreement, at such time as any person or group becomes an Acquiring Person, the holder of each Right will thereafter have the right to receive, upon exercise of the Right and the payment of the Purchase Price, that number of 1/1,000ths of a share of Preferred Stock equal to the number of shares of Common Stock which at the time of the applicable triggering transaction would have a market value of twice the Purchase Price. However, any Rights that are or previously were beneficially owned by an Acquiring Person, on or after the Distribution Date, will become null and void and will not be subject to the “flip-in” provision.

The Flip-Over Provision.  In the event the Company is acquired in a merger or other business combination by an Acquiring Person, or 50% or more of the Company’s assets are sold to an Acquiring Person, each Right will entitle its holder to purchase common shares in the surviving entity at 50% of the market price (subject to exceptions if the surviving entity does not have common shares registered under the Exchange Act, as further described in the Rights Agreements). As with the “flip-in” provision, any Rights that are or previously were beneficially owned by an Acquiring Person on or after the Distribution Date will become null and void.

Exchange.  After any person or group becomes an Acquiring Person, the Board may elect to exchange each Right (other than Rights owned by an Acquiring Person) for consideration per Right consisting of one-half of the Preferred Stock (or fraction thereof) that would be issuable at such time upon the exercise of one Right pursuant to the terms of the Rights Agreement (or, under certain circumstances, an equivalent value in cash, shares of Common Stock or other securities).

Redemption.  The Rights are redeemable by the Board at a redemption price of $0.001 per Right (the “Redemption Price”) at any time prior to the earlier of (i) the Distribution Date and (ii) the Expiration Date. Immediately upon the action of the Board ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Amendment.  At any time prior to such time as any person or group becomes an Acquiring Person, the Company may, without the approval of any holder of the Rights, supplement or amend any provision of the Rights Agreement (including the date on which a Distribution Date shall occur, the amount of the Purchase Price, the definition of “Acquiring Person” or the time during which the Rights may be redeemed), except that no supplement or amendment may be made which extends the date on which the Expiration Date shall occur or reduces the Redemption Price of the Rights.

Voting.  Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company. Preferred Stock issuable upon exercise of a Right does not include the right to vote.

Text of the Rights Agreement Resolution

The text of the Rights Agreement Resolution is as follows:

BE IT RESOLVED THAT the adoption by the Board of the Rights Agreement, dated as of November 17, 2009, as amended February 17, 2010 and June 23, 2010, between the Company and Mellon Investor Services LLC, as submitted to this Special Meeting is hereby ratified.

The Board recommends that you vote FOR the resolution ratifying the adoption of the Rights Agreement.

If the Rights Agreement Resolution is not approved at the Special Meeting by the affirmative vote of a majority of the votes cast on the proposal, the Board will consider its response to such vote in accordance with its fiduciary duties to all stockholders and in light of the then-existing facts and circumstances.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of Common Stock, as of September 30, 2010, by each person known by the Company to own beneficially more than five percent of the Company’s outstanding Common Stock, by each Director, by each executive officer named in the Summary Compensation Table contained in the Company’s definitive proxy statement for the 2010 Annual Meeting dated August 25, 2010 and by all Directors and executive officers of the Company as a group. Except as otherwise noted, to the Company’s knowledge, each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him, her or it. Unless otherwise indicated, the address of each person listed is c/o Barnes & Noble, Inc., 122 Fifth Avenue, New York, New York 10011.

Name of Beneficial Owner	Shares Beneficially Owned (1)	Percent of Class (1)
Leonard Riggio (2)	17,900,132	29.8%

Ronald W. Burkle, Yucaipa American Management, LLC and related parties (3)	11,291,213	18.8%

Aletheia Research & Management, Inc. (4)	9,053,484	15.1%

Mitchell S. Klipper (5)	1,636,705	2.7%

Stephen Riggio (6)	1,519,807	2.5%

William J. Lynch, Jr. (7)	590,799	1.0%

Joseph J. Lombardi (8)	257,560	*

Margaret T. Monaco (9)	93,848	*

William Dillard, II (10)	89,635	*

Irene R. Miller (11)	52,019	*

Mary Ellen Keating (12)	42,293	*

Patricia L. Higgins (13)	32,553	*

George Campbell Jr. (14)	8,115	*

David G. Golden (15)	0	0.0%

David A. Wilson (16)	0	0.0%

All Directors and executive officers as a group (20 persons) (17)	22,590,817	36.0%

* Less than 1%.

(1)
Shares of Common Stock that an individual or group has a right to acquire within 60 days after September 30, 2010 pursuant to the exercise of options, warrants or other rights are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for computing the percentage ownership of any other person or group shown in the table. As of September 30, 2010, there were 60,001,400 shares of Common Stock issued and outstanding (including shares of unvested restricted stock and shares held in the Company’s 401(k) Plan).

(2)
Includes (a) 4,800,876 shares owned by LRBKS Holdings, Inc. (a Delaware corporation beneficially owned by Mr. Riggio and his wife), (b) 966,500 shares owned by The Riggio Foundation, a charitable trust established by Mr. Riggio, with himself and his wife as trustees, (c) 6,315 shares of restricted stock and (d) 712,473 shares held in a rabbi trust established by the Company for the benefit of Mr. Riggio pursuant to a deferred compensation arrangement. Under this deferred compensation arrangement, Mr. Riggio is entitled to 712,473 shares of Common Stock within 30 days following the earliest of: (a) his death; (b) a sale of all or substantially all of the assets of the Company; or (c) a sale of a “controlling interest” in the Company (defined as 40% or more of the Company’s outstanding Common Stock). Mr. Riggio disclaims voting control of all shares held in this trust arrangement. Some of the shares of Common Stock owned by Mr. Riggio are, and other shares in the future may be, pledged as collateral for loans, including loans which were used to purchase Common Stock.

(3)
This information is based upon a Schedule 13D (and associated amendments) filed with the SEC by Mr. Ronald W. Burkle, Yucaipa American Management, LLC, Yucaipa American Funds, LLC, Yucaipa American Alliance Fund II, LLC, Yucaipa American Alliance Fund II, L.P. and Yucaipa American Alliance (Parallel) Fund II, L.P. As stated in such Schedule 13D, Mr. Burkle may be deemed to share beneficial ownership of the shares listed in the above table and to share the indirect power to vote and direct the disposition of such shares. The address of such persons is listed as 9130 W. Sunset Boulevard, Los Angeles, California 90069.

(4)
This information is based upon a Schedule 13D (and associated amendments) filed with the SEC by Aletheia Research & Management, Inc. Based upon such Schedule 13D, Common Stock listed as owned by Aletheia Research & Management, Inc. is held in managed accounts over which Aletheia has discretionary authority and through partnerships with respect to which Aletheia serves as general partner. Aletheia is a registered investment advisor. Ms. Ann Marie Swanson is listed as the Chief Compliance Officer of Aletheia on its Schedule 13D. This Common Stock is directly or indirectly owned by Aletheia, which has the sole power to vote and dispose or to direct the disposition of that Common Stock. The address listed for Aletheia is 100 Wilshire Boulevard, Suite 1960, Santa Monica, California 90401.

(5)	Of these shares, 876,814 are issuable upon the exercise of options and 582,846 are shares of restricted stock.

(6)	Of these shares, 1,415,343 are issuable upon the exercise of options and 16,178 are shares of restricted stock.

(7)	Of these shares, 575,000 are shares of restricted stock.

(8)	Of these shares, 2,070 are issuable upon the exercise of options and 194,748 are shares of restricted stock.

(9)	Of these shares, 76,612 are issuable upon the exercise of options and 7,110 are shares of restricted stock.

(10)	Of these shares, 76,612 are issuable upon the exercise of options and 7,110 are shares of restricted stock.

(11)	Of these shares, 38,306 are issuable upon the exercise of options and 7,110 are shares of restricted stock.

(12)	Of these shares, 30,680 are issuable upon the exercise of options and 4,884 are shares of restricted stock.

(13)	Of these shares, 20,000 are issuable upon the exercise of options and 7,110 are shares of restricted stock.

(14)	Of these shares, 3,989 are shares of restricted stock.

(15)	Mr. Golden was elected as a Director of the Company at the 2010 Annual Meeting.

(16)	Dr. Wilson was elected as a Director of the Company at the 2010 Annual Meeting.

(17)	Of these shares, 2,797,691 are issuable upon the exercise of options and 1,548,168 are shares of restricted stock.

Except as disclosed in this Proxy Statement, to the Company’s knowledge, no person who has been a Director or executive officer of the Company at any time since the beginning of the Company’s last fiscal year has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Special Meeting.

OTHER MATTERS BROUGHT BEFORE THE MEETING

As of the date of this Proxy Statement, the Company does not intend to present any business for action at the Special Meeting other than as described in this Proxy Statement. If, however, any matter is properly brought before the Special Meeting, then the individuals listed on the proxy card will have the authority to vote your shares on such other matter in accordance with their discretion and judgment.  Because this is a Special Meeting, no matter other than the vote on the Rights Agreement may properly be brought before the Special Meeting, other than matters relating to the conduct of the Special Meeting.

*  *  *

By Order of the Board of Directors

Leonard Riggio, Chairman of the Board
October ____ , 2010

PRELIMINARY PROXY SUBJECT TO COMPLETION	BARNES & NOBLE, INC.
YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Barnes & Noble, Inc.
common stock for the upcoming Special Meeting of Stockholders.

YOU CAN VOTE TODAY IN ONE OF THREE WAYS:

1.
Vote by Telephone – Call toll-free from the U.S. or Canada at 1-866-235-8896 on a touch-tone telephone. If outside the U.S. or Canada, call 1-215-521-1342. Please follow the simple instructions provided. You will be required to provide the unique control number printed below.

OR

2.
Vote by Internet – Please access https://www.proxyvotenow.com/bks and follow the simple instructions provided. Please note you must type an “s” after http. You will be required to provide the unique control number printed below.

CONTROL NUMBER:

You may vote by telephone or Internet 24 hours a day, 7 days a week.
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had signed and mailed a proxy card.

OR

3.
Vote by Mail – If you do not have access to a touch-tone telephone or to the Internet, please sign, date and return the proxy card in the envelope provided, or mail to: Barnes & Noble, Inc., c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155.

TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED

☒	Please mark
your votes as
in this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RESOLUTION RATIFYING THE ADOPTION OF THE STOCKHOLDER RIGHTS AGREEMENT.

	FOR	AGAINST	ABSTAIN
1.
Resolution ratifying the adoption by the Board of Directors of the Rights Agreement, dated as of November 17, 2009, as amended February 17, 2010 and June 23, 2010, between the Company and Mellon Investor Services LLC
	☐	☐	☐

Date: ___________________________________, 2010

Signature

WHITE PROXY
Signature

Title

NOTE: Please sign exactly as your name or names appear hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please print full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PRELIMINARY PROXY SUBJECT TO COMPLETION

PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE.

TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED

W H I T E P R O X Y
BARNES & NOBLE, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mr. Leonard Riggio, Mr. Joseph Lombardi and Mr. Eugene DeFelice, and each of them individually, as his true and lawful agents and proxies, with full power of substitution in each, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of common stock of Barnes & Noble, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on November 17, 2010 and any adjournment or postponement thereof, with the same effect as if the undersigned were personally present and voting such shares, on all matters as further described in the Proxy Statement or that may otherwise come before the Special Meeting.

The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement, each dated October ___, 2010.

The shares represented by this Proxy will be voted in accordance with the specification made on the other side. If this Proxy is signed but no specification is made, the shares represented by this Proxy will be voted “FOR” the resolution ratifying the adoption of the Stockholder Rights Agreement. Mr. Leonard Riggio, Mr. Joseph Lombardi and Mr. Eugene DeFelice, and each of them individually, in their discretion and judgment, are authorized to vote upon any other matters that may come before the Special Meeting.

By executing this Proxy, the undersigned hereby revokes all prior proxies that the undersigned has given with respect to the Special Meeting and any adjournment or postponement thereof.

(Continued, and to be signed and dated on the reverse side.)